UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On April 29, 2014, the Board of Directors (the “Board”) of Integra LifeSciences Holdings Corporation (the “Company”) appointed Glenn G. Coleman as Corporate Vice President of Integra LifeSciences Holdings Corporation (the “Company”) effective as of May 2, 2014. In addition, on April 29, 2014, the Board of the Company appointed Mr. Coleman as Corporate Vice President, Chief Financial Officer and Principal Accounting Officer effective one business day after the Company files its Form 10-Q for the quarter ended March 31, 2014 with the Securities and Exchange Commission (the “SEC”), as early as May 2, 2014 and no later than May 13, 2014. At such time that Mr. Coleman commences as Chief Financial Officer, John B. Henneman, III will cease to serve as the Company’s Chief Financial Officer and will then serve as Corporate Vice President, Chief Administrative Officer. At such time that Mr. Coleman commences as Principal Accounting Officer, Jerry Corbin will cease to serve as the Company’s Principal Accounting Officer, but Mr. Corbin will still serve as Corporate Vice President, Corporate Controller.

Mr. Coleman, age 46, has 25 years in financial management positions with leading global businesses. Prior to joining the Company May 2, 2014, from 2008 to May 2014, Mr. Coleman served as Vice President Finance, Corporate Controller at Curtiss-Wright Corporation, a $2.5 billion global company headquartered in Charlotte, North Carolina that delivers highly-engineered, critical function products and services to the commercial, industrial, defense and energy markets. Prior to joining Curtiss-Wright in 2008, Mr. Coleman worked at Alcatal-Lucent from 1997 to 2007, in various finance executive leadership positions, including Vice President for the Wireless and Wireline Business Groups, Controller for the Americas region, Vice President of Internal Audit and Finance Director of External and Internal Reporting. Mr. Coleman was also instrumental in several significant corporate strategic projects at Alcatel-Lucent, including a multi-billion dollar restructuring program, spin-off of an $8 billion publicly traded entity, and numerous acquisitions. Prior to that, Mr. Coleman began his career at PricewaterhouseCoopers LLP where he was the lead Senior Manager for a top global account. Mr. Coleman received his B.S. degree from Montclair State University and has also been a CPA in New Jersey for more than 20 years.

(e)

COLEMAN OFFER LETTER

On April 29, 2014, Mr. Coleman and the Company entered into an Offer Letter (the “Letter”) pursuant to his commencement of employment as Corporate Vice President on May 2, 2014 and as Chief Financial Officer one business day after the Company files its Form 10-Q for the quarter ended March 31, 2014 with the SEC, as early as May 2, 2014 and no later than May 13, 2014. The Letter consists of the following terms:

•	Annual base salary of $450,000

•	A one-time cash signing bonus of $250,000 paid out during the first applicable pay period after start date or May 23, 2014.

•	A one-time equity award signing bonus granted on May 2, 2014 equivalent to $1,400,000 at the time of grant allocated as follows:

•	20% of the denominated value of such annual equity award in the form of restricted stock;

•	30% of the denominated value of such annual equity award in the form of non-qualified stock options; and

•	50% of the denominated value of such annual equity award in the form of performance stock units.

The first 25% of the $1,400,000 sign-on equity award will vest on January 31, 2015 and the remaining shares will vest in three equal annual installments on May 2, 2016, May 2, 2017 and May 2, 2018. The performance stock units for the first 25% of the sign-on equity awards will vest contingent on the achievement of certain performance goals covering the 2014 performance period. The remaining performance stock units will vest contingent on the achievement of certain performance goals covering the 2015-2017 performance period.

•	Beginning for performance year 2014, Mr. Coleman will be eligible for an annual cash bonus targeted at 50% of annual base salary and for an annual equity award targeted at 100% of annual base salary, based on the Company achieving its performance targets and achievement of individual performance objectives determined by the CEO and approved by the Compensation Committee.

•	Beginning for performance year 2014, annual equity awards for Mr. Coleman shall be allocated as follows:

•	20% of the denominated value of such annual equity award shall be in the form of restricted stock with annual vesting over three years;

•	30% of the denominated value of such annual equity award shall be in the form of non-qualified stock options with annual vesting over three years; and

•	50% of the denominated value of such annual equity award shall be in the form of performance stock units with vesting contingent on the achievement of certain performance goals covering the applicable 3-year performance period.

The foregoing description of the Letter is not complete and is subject to and qualified in its entirety by the terms of the form of the Letter, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d)	EXHIBITS

10.1	Offer Letter between Glenn Coleman and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: April 29, 2014	By:	/s/ Peter J. Arduini
Peter J. Arduini
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter between Glenn Coleman and the Company